Exhibit 10.1

TIVIC HEALTH SYSTEMS INC.

SERIES SEED-1, SEED-2, SEED-3 AND SEED-4

PREFERRED STOCK INVESTMENT AGREEMENT

TIVIC HEALTH SYSTEMS INC.

SERIES SEED-1, SEED-2, SEED-3 AND SEED-4

PREFERRED STOCK INVESTMENT AGREEMENT

This Series Seed-1, Seed-2, Seed-3 and Seed-4 Preferred Stock Investment Agreement (this “Agreement”) is made as of July 16, 2019 by and among Tivic Health Systems Inc., a California corporation (the “Company”) and the investors listed on Exhibit A attached to this Agreement (each a “Purchaser” and together the “Purchasers”).

The parties hereby agree as follows.

1.                  PURCHASE AND SALE OF PREFERRED STOCK.

1.1              Sale and Issuance of Preferred Stock.

1.1.1        The Company shall adopt and file with the Secretary of State of the State of California on or before the Closing (as defined below) the Amended and Restated Articles of Incorporation in substantially the form of Exhibit B attached to this Agreement (as the same may be amended, restated, supplemented or otherwise modified from time to time, the “Restated Articles”).

1.1.2        Subject to the terms and conditions of this Agreement, each Purchaser agrees to purchase at the applicable Closing, and the Company agrees to sell and issue to each Purchaser at the applicable Closing, that number of shares of (w) Series Seed-4 Preferred Stock (the “Series Seed-4 Preferred Stock”) set forth opposite each Purchaser’s name on Exhibit A, at a purchase price of $1.1681 per share, (x) Series Seed-3 Preferred Stock (the “Series Seed-3 Preferred Stock”) set forth opposite each Purchaser’s name on Exhibit A, at a purchase price of $0.5841 per share, (y) Series Seed-2 Preferred Stock (the “Series Seed-2 Preferred Stock”) set forth opposite each Purchaser’s name on Exhibit A, at a purchase price of $1.1227 per share, and (z) Series Seed-1 Preferred Stock (the “Series Seed-1 Preferred Stock”) set forth opposite each Purchaser’s name on Exhibit A, at a purchase price of $1.4034 per share. The shares of Series Seed-1 Preferred Stock, shares of Series Seed-2 Preferred Stock, the shares of Series Seed-3 Preferred Stock and the shares of Series Seed-4 Preferred Stock issued to the Purchasers pursuant to this Agreement shall be referred to in this Agreement as the “Shares.” The rights, privileges and benefits of the Shares are as set forth in the Restated Articles.

1.2              Closing; Delivery.

1.2.1        The initial purchase and sale of the Shares shall take place remotely via the exchange of documents and signatures, on the date hereof (which time and place are designated as the (“Initial Closing”). At the Initial Closing, the Purchasers will purchase from the Company the total number of shares of Series Seed-1 Preferred Stock set forth opposite such Purchaser’s name on Exhibit A under “Initial Closing” and pay the purchase price therefor as set forth on Exhibit A, and the holders of SAFEs and Notes (each as herein below defined) shall receive shares of Series Seed-2 Preferred Stock, Series Seed-3 Preferred Stock, and/or Series Seed-4 Preferred Stock pursuant to Section 3.11. At the Initial Closing, each Purchaser shall become a party to this Agreement and the Voting Agreement attached hereto as Exhibit C (the “Voting Agreement”), by executing and delivering to the Company at the Initial Closing a counterpart signature page to this Agreement and the Voting Agreement.

1.2.2        At any time and from time to time following the Initial Closing, the Company may sell, remotely via the exchange of documents and signatures, on the same terms and conditions as those contained in this Agreement, without obtaining the signature, consent or permission of any of the Purchasers, up to that number of shares Series Seed-1 Preferred Stock that remain unsold at the Initial Closing and Additional Closings (the “Additional Shares”), to one or more Purchasers acceptable to the Company in its sole discretion (the “Additional Purchasers”) in additional closings (each, an “Additional Closing” and together with the Initial Closing the “Closings”); provided, however, that in no event shall the aggregate number of Shares sold at all Closings exceed 9,676,396 shares. At each Additional Closing, the Purchasers will purchase from the Company the total number of shares of Series Seed-1 Preferred Stock set forth opposite such Purchaser’s name on Exhibit A under “Additional Closing” and pay the Purchase Price therefor as set forth on Exhibit A. At each Additional Closing, each Additional Purchaser who has not previously purchased Shares pursuant to this Agreement shall become a party to this Agreement and the Voting Agreement, by executing and delivering to the Company at such Additional Closing a counterpart signature page to this Agreement and the Voting Agreement. Upon each such Additional Purchaser’s execution and delivery to the Company of the counterpart signature pages and delivery of the purchase price to the Company, such Additional Purchaser shall become a party to, and bound by, this Agreement and the Voting Agreement to the same extent as if such Additional Purchaser had been a Purchaser at the Initial Closing and each such Additional Purchaser shall be deemed to be a Purchaser for all purposes under this Agreement as of the date of the applicable Additional Closing. Exhibit A shall be updated, without any action on the part of any Purchaser, to include such Additional Purchasers.

1.2.3        At each Closing, the Company shall update the Company’s stock ledger to reflect the issuance of the Shares to the Purchasers at such Closing against payment of the purchase price therefore by check payable to the Company, by wire transfer to a bank account designated by the Company, by cancellation or conversion of indebtedness of the Company to Purchaser, by conversion of Convertible Promissory Notes (each such instrument, a “Note”) and/or Simple Agreements for Future Equity (SAFEs) (each such agreement, a “SAFE”), or by any combination of such methods.

2.                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to each Purchaser that, except as set forth on the Disclosure Schedule attached as Exhibit D to this Agreement (the “Disclosure Schedule”), if any, the following representations are true and complete as of the date of the Initial Closing, except as otherwise indicated. The Disclosure Schedule shall be arranged in sections corresponding to the numbered and lettered sections and subsections contained in this Section 2, and the disclosures in any section or subsection of the Disclosure Schedule shall qualify other sections and subsections in this Section 2 to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. Nothing in the Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in this Agreement or to create any covenant. Inclusion of any item in the Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item.

2.1              Organization, Good Standing, Corporate Power and Qualification. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has all corporate power and corporate authority required (a) to carry on its business as presently conducted and as presently proposed to be conducted and (b) to execute, deliver and perform its obligations under this Agreement. The Company is duly qualified to transact business as a foreign corporation and is in good standing under the laws of each jurisdiction in which the failure to so qualify or be in good standing would have a material adverse effect on the business, assets (including intangible assets), liabilities, financial condition, property, or results of operations of the Company.

2.2              Capitalization. The authorized capital of the Company consists, immediately prior to the Initial Closing (unless otherwise noted), of the following.

2.2.1        25,000,000 shares of the common stock of the Company (the “Common Stock”), 9,200,000 shares of which are issued and outstanding immediately prior to the Closing. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable and were issued in material compliance with all applicable federal and state securities laws.

2.2.2        10,113,621 shares of the preferred stock of the Company (the “Preferred Stock”), (a) 4,000,000 shares of which are designated Series Seed-1 Preferred Stock, none of which are issued and outstanding as of the Initial Closing; (b) 774,894 shares of which are designated Series Seed-2 Preferred Stock, none of which are issued and outstanding as of the Initial Closing; (c) 3,615,580 shares of which are designated Series Seed-3 Preferred Stock, none of which are issued and outstanding as of the Initial Closing; and (d) 1,723,147 shares of which are designated Series Seed-4 Preferred Stock, none of which are issued and outstanding as of the Initial Closing.

2.2.3        3,925,073 shares of Common Stock are subject to issuance to officers, directors, employees and consultants of the Company pursuant to the Company’s 2017 Equity Incentive Plan duly adopted by the Board of Directors of the Company (the “Board”) and approved by the Company shareholders (as amended to date, the “Stock Plan”). Of such shares of Common Stock reserved under the Stock Plan, 2,785,000 have are subject to options that have been granted or have otherwise been promised by the Company, and 1,140,073 remain available for issuance to officers, directors, employees and consultants pursuant to the Stock Plan.

2.2.4        There are no outstanding preemptive rights, options, warrants, conversion privileges or rights (including but not limited to rights of first refusal or similar rights), orally or in writing, to purchase or acquire any securities from the Company including, without limitation, any shares of Common Stock or Preferred Stock, or any securities convertible into or exchangeable or exercisable for shares of Common Stock or Preferred Stock, except for (a) the conversion privileges of the Shares to be issued under this Agreement pursuant to the terms of the Restated Articles, (b) the conversion privileges of the Notes and/or the SAFEs, and (c) the securities and rights described in Section 2.2.4 of this Agreement.

2.3              Subsidiaries. The Company does not currently own or control, directly or indirectly, any interest in any other corporation, partnership, trust, joint venture, limited liability company, association, or other business entity. The Company is not a participant in any joint venture, partnership or similar arrangement.

2.4              Authorization. All corporate action has been taken, or will be taken prior to the Closing, on the part of the Board and shareholders that is necessary for the authorization, execution and delivery of this Agreement by the Company and the performance by the Company of the obligations to be performed by the Company as of the date hereof under this Agreement. This Agreement, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with its terms except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, or other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.5              Valid Issuance of Shares. The Shares, when issued, sold and delivered in accordance with the terms and for the consideration set forth in this Agreement, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable state and federal securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part on the accuracy of the representations of the Purchasers in Section 3 of this Agreement and subject to filings pursuant to Regulation D of the Securities Act of 1933, as amended (the “Securities Act”), and applicable state securities laws, the offer, sale and issuance of the Shares to be issued pursuant to and in conformity with the terms of this Agreement and the issuance of the Common Stock, if any, to be issued upon conversion thereof for no additional consideration and pursuant to the Restated Articles, will be issued in compliance with all applicable federal and state securities laws. The Common Stock issuable upon conversion of the Shares has been duly reserved for issuance, and upon issuance in accordance with the terms of the Restated Articles, will be duly authorized, validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement, applicable federal and state securities laws and liens or encumbrances created by or imposed by a Purchaser. Based in part upon the representations of the Purchasers in Section 3 of this Agreement, and subject to filings pursuant to Regulation D of the Securities Act and applicable state securities laws, the Common Stock issuable upon conversion of the Shares will be issued in compliance with all applicable federal and state securities laws.

2.6              Litigation. There is no pending action, suit, proceeding, arbitration, mediation, complaint, claim, charge or investigation before any court, arbitrator, mediator or governmental body or, to the Company’s knowledge, currently threatened in writing (a) against the Company or (b) against any consultant, officer, director or key employee of the Company arising out of his or her consulting, employment or board relationship with the Company or that could otherwise materially impact the Company.

2.7              Intellectual Property. The Company owns or possesses or believes it can acquire on commercially reasonable terms sufficient legal rights to all Intellectual Property (as defined below) that is necessary to the conduct of the Company’s business as now conducted and as presently proposed to be conducted (the “Company Intellectual Property”) without any violation or infringement (or in the case of third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications, without any violation or infringement known to the Company) of the rights of others. No product or service marketed or sold (or proposed to be marketed or sold) by the Company violates or, to the Company’s knowledge, will violate any license or infringes or will infringe any rights to any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, trade secrets, licenses, domain names, mask works, information and proprietary rights and processes (collectively, “Intellectual Property”) of any other party, except that with respect to third-party patents, patent applications, trademarks, trademark applications, service marks, or service mark applications the foregoing representation is made to the Company’s knowledge only. Other than with respect to commercially available software products under standard end-user object code license agreements, there is no outstanding option, license, agreement, claim, encumbrance or shared ownership interest of any kind relating to the Company Intellectual Property, nor is the Company bound by or a party to any options, licenses or agreements of any kind with respect to the Intellectual Property of any other person. The Company has not received any written communications alleging that the Company has violated or, by conducting its business, would violate any of the Intellectual Property of any other person.

2.8              Employee and Consultant Matters. Each current and former employee, consultant and officer of the Company has executed an agreement with the Company regarding confidentiality and proprietary information substantially in the form or forms made available to the Purchaser and/or counsel for the Purchasers. No current or former employee or consultant has excluded works or inventions from his or her assignment of inventions pursuant to such agreement. To the Company’s knowledge, no such employees or consultants is in violation thereof. To the Company’s knowledge, none of its employees is obligated under any judgment, decree, contract, covenant or agreement that would materially interfere with such employee’s ability to promote the interest of the Company or that would interfere with such employee’s ability to promote the interests of the Company or that would conflict with the Company’s business. To the Company’s knowledge, all individuals who have purchased unvested shares of the Company’s Common Stock have timely filed elections under Section 83(b) of the Internal Revenue Code of 1986, as amended.

2.9              Compliance with Other Instruments. The Company is not in violation or default (a) of any provisions of the Restated Articles or Bylaws, (b) of any judgment, order, writ or decree of any court or governmental entity, (c) under any agreement, instrument, contract, lease, note, indenture, mortgage or purchase order to which it is a party that is required to be listed on the Disclosure Schedule, or, (d) to its knowledge, of any provision of federal or state statute, rule or regulation materially applicable to the Company. The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated by this Agreement will not result in any such violation or default, or constitute, with or without the passage of time and giving of notice, either (i) a default under any such judgment, order, writ, decree, agreement, instrument, contract, lease, note, indenture, mortgage or purchase order or (ii) an event which results in the creation of any lien, charge or encumbrance upon any assets of the Company or the suspension, revocation, forfeiture, or nonrenewal of any material permit or license applicable to the Company.

2.10          Title to Property and Assets. The Company owns its properties and assets free and clear of all mortgages, deeds of trust, liens, encumbrances and security interests except for statutory liens for the payment of current taxes that are not yet delinquent and liens, encumbrances and security interests which arise in the ordinary course of business and which do not affect material properties and assets of the Company. With respect to the property and assets it leases, the Company is in material compliance with each such lease.

2.11          Agreements. Except for this Agreement, there are no agreements, understandings, instruments, contracts or proposed transactions to which the Company is a party that involve (a) obligations (contingent or otherwise) of, or payments to, the Company in excess of $100,000 (excluding, for avoidance of doubt, any Notes or SAFEs converting into Shares pursuant to this Agreement), (b) the license of any Intellectual Property to or from the Company other than licenses with respect to commercially available software products under standard end-user object code license agreements or standard customer terms of service and privacy policies for Internet sites, (c) the grant of rights to manufacture, produce, assemble, license, market, or sell its products to any other person, or that limit the Company’s exclusive right to develop, manufacture, assemble, distribute, market or sell its products, or (d) indemnification by the Company with respect to infringements of proprietary rights other than standard customer or channel agreements (each, a “Material Agreement”). The Company is not in material breach of any Material Agreement. Each Material Agreement is in full force and effect and is enforceable by the Company in accordance with its respective terms, except as may be limited by (i) applicable bankruptcy, insolvency, reorganization or others laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (ii) the effect of rules of law governing the availability of equitable remedies.

2.12          Liabilities. The Company has no liabilities or obligations, contingent or otherwise, in excess of $100,000 individually or $500,000 in the aggregate (excluding, for avoidance of doubt, any Notes or SAFEs converting into Shares pursuant to this Agreement).

3.                  REPRESENTATIONS AND WARRANTIES OF THE PURCHASERS. Each Purchaser hereby represents and warrants to the Company, severally and not jointly, as follows.

3.1              Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application relating to or affecting the enforcement of creditors’ rights generally, or (b) the effect of rules of law governing the availability of equitable remedies.

3.2              Purchase Entirely for Own Account. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Shares. The Purchaser has not been formed for the specific purpose of acquiring the Shares.

3.3              Disclosure of Information. The Purchaser has had an opportunity to discuss the Company’s business, management, financial affairs and the terms and conditions of the offering of the Shares with the Company’s management. Nothing in this Section 3, including the foregoing sentence, limits or modifies the representations and warranties of the Company in Section 2 of this Agreement or the right of the Purchasers to rely thereon.

3.4              Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities or an exemption from such registration and qualification requirements is available. The Purchaser acknowledges that the Company has no obligation to register or qualify the Shares, or the Common Stock into which it may be converted, for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

3.5              No Public Market. The Purchaser understands that no public market now exists for the Shares, and that the Company has made no assurances that a public market will ever exist for the Shares.

3.6              Legends. The Purchaser understands that the Shares and any securities issued in respect of or exchange for the Shares, may bear any one or more of the following legends: (a) any legend set forth in, or required by, this Agreement; (b) any legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended; and (c) the following legend:

“THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM REASONABLY SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933, AS AMENDED.”

3.7              Accredited and Sophisticated Investor. The Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. The Purchaser is an investor in securities of companies in the development stage and acknowledges that Purchaser is able to fend for itself, can bear the economic risk of its investment, and has such knowledge and experience in financial or business matters that it is capable of evaluating the merits and risks of the investment in the Shares. If other than an individual, Purchaser also represents it has not been organized for the purpose of acquiring the Shares.

3.8              No General Solicitation. Neither the Purchaser nor any of its officers, directors, employees, agents, shareholders or partners has either directly or indirectly, including through a broker or finder (a) engaged in any general solicitation with respect to the offer and sale of the Shares, or (b) published any advertisement in connection with the offer and sale of the Shares.

3.9              Exculpation Among Purchasers. The Purchaser acknowledges that it is not relying upon any person, other than the Company and its officers and directors, in making its investment or decision to invest in the Company. The Purchaser agrees that neither any Purchaser nor the respective controlling persons, officers, directors, partners, agents, or employees of any Purchaser shall be liable to any other Purchaser for any action heretofore taken or omitted to be taken by any of them in connection with the purchase of the Shares.

3.10          Residence. If the Purchaser is an individual, then the Purchaser resides in the state identified in the address of the Purchaser set forth on Exhibit A; if the Purchaser is a partnership, corporation, limited liability company or other entity, then the office or offices of the Purchaser in which its principal place of business is identified in the address or addresses of the Purchaser set forth on Exhibit A.

3.11          Consent to Convertible Security Conversion and Termination. Each Purchaser, to the extent that such Purchaser, as set forth on the Schedule of Purchasers, is a holder of any Note or SAFE being converted and/or cancelled in consideration of the issuance hereunder of Shares to such Purchaser, hereby agrees that the entire amount owed to such Purchaser under such Note and/or SAFE is being tendered to the Company in exchange for the applicable Shares set forth on the Schedule of Purchasers, and effective upon the Company’s and such Purchaser’s execution and delivery of this Agreement, without any further action required by the Company or such Purchaser, such Note and/or SAFE and all obligations set forth therein shall be immediately deemed repaid in full and terminated in their entirety, including, but not limited to, any security interest effected therein, notwithstanding anything to the contrary in such Note and/or SAFE.

4.                  COVENANTS OF THE COMPANY.

4.1              Information Rights.

4.1.1        Basic Financial Information. The Company will furnish to each Purchaser which requires such information pursuant to its organizational documents when available (1) annual unaudited financial statements for each fiscal year of the Company (starting with the fiscal year ending December 31, 2019), including an unaudited balance sheet as of the end of such fiscal year, an unaudited statement of operations and an unaudited statement of cash flows of the Company for such year, all prepared in accordance with generally accepted accounting principles and practices; and (2) quarterly unaudited financial statements for each fiscal quarter of the Company (except the last quarter of the Company’s fiscal year), including an unaudited balance sheet as of the end of such fiscal year, an unaudited statement of operations and an unaudited statement of cash flows of the Company for such quarter, all prepared in accordance with generally accepted accounting principles and practices, subject to changes resulting from normal year-end audit adjustments. If the Company has audited records of any of the foregoing, it shall provide those in lieu of the unaudited versions.

4.1.2        Confidentiality. Anything in this Agreement to the contrary notwithstanding, no Purchaser by reason of this Agreement shall have access to any trade secrets or confidential information of the Company. The Company shall not be required to comply with any information rights in respect of any Purchaser whom the Company reasonably determines to be a competitor or an officer, employee, director or holder of one percent (1%) or more of a competitor. Each Purchaser agrees that such Purchaser will keep confidential and will not disclose, divulge, or use for any purpose (other than to monitor its investment in the Company) any confidential information obtained from the Company pursuant to the terms of this Agreement other than to (i) any of the Purchaser’s attorneys, accountants, consultants, and other professionals, to the extent necessary to obtain their services in connection with monitoring the Purchaser’s investment in the Company, or (ii) an Purchaser’s members, constituent partners or members who are bound by a written obligation of confidentiality.

4.2              Additional Rights and Obligations. If the Company issues securities in its next equity financing after the date hereof (the “Next Financing”) that provide all such future investors other contractual terms such as registration rights, the Company shall provide substantially equivalent rights to the Purchasers with respect to the Shares (with appropriate adjustment for economic terms or other contractual rights), subject to such Purchaser’s execution of any documents, including, if applicable, investor rights, co-sale, voting, and other agreements, executed by the investors purchasing securities in the Next Financing (such documents, the “Next Financing Documents”). Any Major Purchaser will remain a Major Purchaser for all purposes in the Next Financing Documents to the extent such concept exists. Notwithstanding anything herein to the contrary, subject to the provisions of Section 7.16, upon the execution and delivery of the Next Financing Documents by Purchasers holding a majority of the then-outstanding Shares held by all Purchasers, this Agreement (excluding any then-existing and outstanding obligations) shall be amended and restated by and into such Next Financing Documents and shall be terminated and of no further force or effect.

4.3              Assignment of Company’s Preemptive Rights. The Company shall obtain at or prior to the Initial Closing, and shall maintain, a right of first refusal with respect to transfers of shares of Common Stock by each holder thereof, subject to certain standard exceptions.

4.4              Reservation of Common Stock. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Shares, regardless of whether or not all such Shares have been issued at such time.

5.                  RESTRICTIONS ON TRANSFER.

5.1              Limitations on Disposition. Each person owning of record shares of Common Stock of the Company issued or issuable pursuant to the conversion of the Shares and any shares of Common Stock of the Company issued as a dividend or other distribution with respect thereto or in exchange therefor or in replacement thereof (collectively, the “Securities”) or any assignee of record of Securities (each such person, a “Holder”) shall not make any disposition of all or any portion of any Securities unless:

(a)       there is then in effect a registration statement under the Securities Act, covering such proposed disposition and such disposition is made in accordance with such registration statement; or

(b)       such Holder has notified the Company of the proposed disposition and has furnished the Company with a statement of the circumstances surrounding the proposed disposition, and, at the expense of such Holder or its transferee, with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such securities under the Securities Act.

Notwithstanding the provisions of Sections 5.1(a) and (b), no such registration statement or opinion of counsel will be required: (i) for any transfer of any Securities in compliance with the Securities and Exchange Commission’s Rule 144 or Rule 144A, or (ii) for any transfer of any Securities by a Holder that is a partnership, limited liability company, a corporation, or a venture capital fund to (A) a partner of such partnership, a member of such limited liability company, or shareholder of such corporation, (B) an affiliate of such partnership, limited liability company or corporation (including, any affiliated investment fund of such Holder), (C) a retired partner of such partnership or a retired member of such limited liability company, (D) the estate of any such partner, member, or shareholder, or (iii) for the transfer without additional consideration or at no greater than cost by gift, will, or intestate succession by any Holder to the Holder’s spouse or lineal descendants or ancestors or any trust for any of the foregoing; provided that, in the case of clauses (ii) and (iii), the transferee agrees in writing to be subject to the terms of this Agreement to the same extent as if the transferee were an original Purchaser under this Agreement. Any disposition of Shares in violation of this Agreement shall be void.

5.2              “Market Stand-Off” Agreement. Each Holder hereby agrees that, during the Standoff Period, such Holder will not, without the prior written consent of the Company or the managing underwriter,

(a)               lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right, or warrant to purchase or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock, or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Common Stock, held immediately before the effective date of the registration statement for such offering; or

(b)               enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of such securities, whether any such transaction described in clause (a) or (b) above is to be settled by delivery of Common Stock or other securities, in cash, or otherwise.

The foregoing provisions of this Section 5.2 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall be applicable to the Holders only if all officers, directors, and shareholders individually owning more than one percent (1%) of the Company’s outstanding Common Stock (after giving effect to conversion into Common Stock of all outstanding Preferred Stock) are similarly bound. For purposes of this Section 5.2, the term “Company” shall include any wholly-owned subsidiary of the Company into which the Company merges or consolidates. In order to enforce the foregoing covenant, the Company shall have the right to place restrictive legends on the certificates representing the shares subject to this Section 5.2 and to impose stop transfer instructions with respect to such shares until the end of such period. The underwriters in connection with such registration are intended third-party beneficiaries of this Section 5.2 and shall have the right, power, and authority to enforce the provisions hereof as though they were a party hereto. Each Holder further agrees to execute such agreements as may be reasonably requested by the underwriters in connection with such registration that are consistent with this Section 5.2 or that are necessary to give further effect thereto. For the purposes hereof, “Standoff Period” means the period commencing on the date of the final prospectus relating to an underwritten public offering of the Company’s Common Stock under the Securities Act and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days) (or such other period as may be requested by the Company or an underwriter to accommodate regulatory restrictions on (i) the publication or other distribution of research reports and (ii) analyst recommendations and opinions, including, but not limited to, the restrictions contained in FINRA Rule 2711(f)(4) or NYSE Rule 472(f)(4), or any successor provisions or amendments thereto).

6.                  Participation RIGHT.

6.1              General. Each Major Purchaser has the right of first refusal to purchase such Major Purchaser’s Pro Rata Share (as defined below) of all (or any part) of any New Securities (as defined in Section 6.2 below) that the Company may from time to time issue after the date of this Agreement, provided, however, such Major Purchaser shall have no right to purchase any such New Securities if such Major Purchaser cannot demonstrate to the Company’s reasonable satisfaction that such Major is at the time of the proposed issuance of such New Securities an “accredited investor” as such term is defined in Regulation D under the Securities Act. A Major Purchaser’s “Pro Rata Share” for purposes of this right of first refusal is the ratio of (a) the number of shares of the Company’s Common Stock issued or issuable upon conversion of the Shares owned by such Major Purchaser, to (b) a number of shares of Common Stock of the Company equal to the sum of (1) the total number of shares of Common Stock of the Company then outstanding plus (2) the total number of shares of Common Stock of the Company into which all then outstanding shares of Preferred Stock of the Company are then convertible plus (3) the number of shares of Common Stock of the Company reserved for issuance under any stock purchase and stock option plans of the Company and outstanding warrants. For the purposes hereof, a “Major Purchaser” shall mean that a Purchaser holds Shares with an aggregate original purchase price of at least $250,000 (as adjusted for stock splits and the like).

6.2              New Securities. “New Securities” shall mean any Common Stock or Preferred Stock of the Company, whether now authorized or not, and rights, options or warrants to purchase such Common Stock or Preferred Stock, and securities of any type whatsoever that are, or may become, convertible or exchangeable into such Common Stock or Preferred Stock; provided, however, that the term “New Securities” does not include: (a) capital stock issued pursuant to stock dividends, stock splits or similar transactions; (b) capital stock issuable upon conversion, exchange or exercise of convertible, exchangeable or exercisable securities outstanding as of the date hereof including, without limitation, warrants, notes, Safes or options; (c) capital stock issued as a dividend or distribution with respect to the Preferred Stock (or any series thereof); (d) Common Stock issued or issuable to employees, consultants, officers or directors of the Company directly or pursuant to a stock option plan or restricted stock plan approved by the Board; (e) Common Stock issued in an initial public offering of the Company’s Common Stock to the public pursuant to an effective registration statement filed under the Securities Act; (f) capital stock, or warrants or options to purchase capital stock, issued in connection with bona fide acquisitions, mergers or similar transactions, provided that such issuances are approved by the Board; (g) capital stock, or options or warrants to purchase capital stock, issued to financial institutions, equipment lessors, brokers or similar persons in connection with commercial credit arrangements, equipment financings, commercial property lease transactions or similar transactions, that are approved by the Board; (h) capital stock issued or issuable to an entity as a component of any business relationship with such entity primarily for the purpose of (1) joint venture, technology licensing or development activities, (2) distribution, supply or manufacture of the Company’s products or services or (3) any other arrangements involving vendors, customers, or other corporate partners, the terms of which business relationship with such entity are approved by the Board; (i) Common Stock issued or issuable upon conversion of Preferred Stock; (j) Common Stock issued or issuable with the affirmative vote of the holders of at least a majority of the then outstanding Shares, voting together as a class on an as-converted basis; or (k) any securities issued pursuant to this Agreement, or any capital stock issued or issuable upon conversion thereof.

6.3              Procedures. If the Company proposes to undertake an issuance of New Securities, it shall give notice to each Major Purchaser of its intention to issue New Securities (the “Notice”), describing the type of New Securities and the price and the general terms upon which the Company proposes to issue the New Securities. Each Major Purchaser will have (10) days from the date of notice, to agree in writing to purchase such Major Purchaser’s Pro Rata Share of such New Securities for the price and upon the general terms specified in the Notice by giving written notice to the Company and stating therein the quantity of New Securities to be purchased (not to exceed such Major Purchaser’s Pro Rata Share).

6.4              Failure to Exercise. If the Major Purchasers fail to exercise in full the right of first refusal within the 10-day period, then the Company will have one hundred twenty (120) days thereafter to sell the New Securities with respect to which the Major Purchasers’ rights of first refusal hereunder were not exercised, at a price and upon general terms not materially more favorable to the purchasers thereof than specified in the Company’s Notice to the Major Purchasers. If the Company has not issued and sold the New Securities within the 120-day period, then the Company shall not thereafter issue or sell any New Securities without again first offering those New Securities to the Major Purchasers pursuant to this Section 6.

7.                  GENERAL PROVISIONS.

7.1              Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties to this Agreement or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement. No Purchaser may transfer Shares unless each transferee agrees to be bound by the terms of this Agreement.

7.2              Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of California, without reference to principles of conflicts of laws or choice of laws. Each party agrees that service of process on them in any such action, suit or proceeding may be effected by the means by which notices are to be given to it under this Agreement.

7.3              Counterparts. This Agreement may be executed in two (2) or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

7.4              Titles and Subtitles. The titles, captions and headings of this Agreement are included for ease of reference only and will be disregarded in interpreting or construing this Agreement.

7.5              Notices. All notices and other communications given or made pursuant to this Agreement shall be in writing and shall be deemed effectively given: (a) upon personal delivery to the party to be notified, (b) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, and if not so confirmed, then on the next business day, (c) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid, or (d) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at their address as set forth on the signature page or on Exhibit A, or to such e-mail address, facsimile number or address as subsequently modified by written notice given in accordance with this Section 7.5. If notice is given to the Company, a copy (which shall not constitute notice) shall also be sent to Procopio, Cory, Hargreaves & Savitch LLP, 1117 S. California Avenue, Suite 200, Palo Alto, CA 94304, Attn: Roger C. Rappoport, Esq., email roger.rappoport@procopio.com.

7.6              No Finder’s Fees. Each party severally represents to the other parties that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Each Purchaser shall indemnify, defend, and hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company shall indemnify, defend, and hold harmless each Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7              Attorneys’ Fees. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of this Agreement, the prevailing party will be entitled to reasonable attorneys’ fees, costs, and necessary disbursements in addition to any other relief to which the party may be entitled. Each party shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery, and performance of the Agreement.

7.8              Amendments and Waivers. Except as specified in Section 1.2.2, any term of this Agreement may be amended, terminated or waived only with the written consent of the Company and the Purchasers holding a majority of the then-outstanding Shares (or Common Stock issued on conversion thereof). Any amendment or waiver effected in accordance with this Section 7.8 will be binding upon the Purchasers, each transferee of the Shares (or the Common Stock issuable upon conversion thereof) or Common Stock from a Purchaser and each future holder of all such securities, and the Company.

7.9              Severability. In case any one or more of the provisions contained in this Agreement shall, for any reason, be judicially determined to be invalid, illegal or unenforceable in any respect, (i) the remaining terms and provisions hereof shall be unimpaired and shall remain in full force and effect, and (ii) the invalid or unenforceable provision or term shall be replaced by a term or provision that is valid and enforceable and that comes closest to expressing the intention of such invalid or unenforceable term or provision, and, if the foregoing provision of this clause (ii) is not permitted pursuant to applicable law, then (iii) this Agreement shall be construed as if such invalid, illegal or unenforceable provision had never been contained herein.

7.10          Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, will impair any such right, power or remedy of such non-breaching or non-defaulting party nor will it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor will any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, are cumulative and not alternative.

7.11          Entire Agreement. This Agreement (and the Exhibits hereto), constitutes the entire agreement of the parties with regard to the subject matter hereof and supercedes any and all prior negotiations, correspondence, understandings and agreements among the parties regarding the subject matter hereof, whether oral or written, including, without limitation, that certain Summary of Terms For Private Placement of Series Seed Preferred Stock of Tivic Health Systems Inc. delivered, or made available, to Investors.

7.12          Adjustments for Stock Splits, Etc. Wherever in this Agreement there is a reference to a specific number of shares of Common Stock or Preferred Stock of the Company of any class or series, then, upon the occurrence of any subdivision, combination or stock dividend of such class or series of stock, the specific number of shares so referenced in this Agreement shall automatically be proportionally adjusted to reflect the effect on the outstanding shares of such class or series of stock by such subdivision, combination or stock dividend.

7.13          Construction. The Company and the Purchasers have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party because of the authorship of any provision of this Agreement. The words “include,” “includes,” and “including” shall be deemed to be followed by “without limitation.” Pronouns in masculine, feminine, and neuter genders shall be construed to include any other gender, and words in the singular form shall be construed to include the plural and vice versa, unless the context otherwise requires. The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder,” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited. Any reference herein to “day” or “days” shall, unless otherwise provided for, mean a calendar day or calendar days.

7.14          Waiver of Conflicts. Each party to this Agreement acknowledges that Procopio, Cory, Hargreaves & Savitch LLP (“Procopio”), outside general counsel to the Company, has in the past performed and is or may now or in the future represent one or more of the Purchasers or their affiliates in matters unrelated to the transactions contemplated by this Agreement (the “Financing”), including representation of such Purchasers or their affiliates in matters of a similar nature to the Financing. The applicable rules of professional conduct require that Procopio inform the parties hereunder of this representation and obtain their consent. Procopio has served as outside general counsel to the Company and has negotiated the terms of the Financing solely on behalf of the Company. It is the belief of Procopio that these terms and conditions represent an arm’s length transaction between the Company and the Purchasers. Purchasers have been, or have been granted the opportunity to be, represented by independent legal counsel regarding the terms of the Financing. The Company and each Purchaser hereby (a) acknowledge that they have had an opportunity to ask for and have obtained information relevant to such representation, including disclosure of the reasonably foreseeable adverse consequences of such representation; (b) acknowledge that with respect to the Financing, Procopio has represented solely the Company, and not any Purchaser or any shareholder, director or employee of the Company or any Purchaser; and (c) gives its informed consent to Procopio’s representation of the Company in the Financing.

7.15          Separability of Agreements. The Company’s agreement with each of the Purchasers is a separate agreement and the sale of the Shares to each of the Purchasers is a separate sale. Unless otherwise expressly provided herein, the rights of each Purchaser hereunder are several rights, not rights jointly held with any of the other Purchasers. Any invalidity, illegality or limitation on the enforceability of the Agreement or any part thereof, by any Purchaser, whether arising by reason of the law of the respective Purchaser’s domicile or otherwise, shall in no way affect or impair the validity, legality or enforceability of this Agreement with respect to other Purchasers.

7.16          Termination. Unless terminated earlier pursuant to the terms of this Agreement, (x) the rights, duties and obligations under Sections 4 and 6 will terminate immediately prior to the closing of the Company’s initial public offering of Common Stock pursuant to an effective registration statement filed under the Securities Act, (y) notwithstanding anything to the contrary herein, this Agreement (excluding any then-existing obligations) will terminate upon the closing of a Deemed Liquidation Event as defined in the Company’s Restated Articles, as amended from time to time and (z) notwithstanding anything to the contrary herein, Section 1, Section 4.1.2 and Section 7 will survive any termination of this Agreement.

[Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

COMPANY:

TIVIC HEALTH SYSTEMS INC.
a California corporation

By:	/s/ Jennifer Ernst
Jennifer Ernst
Chief Executive Officer

Address: 750 Menlo Ave. Suite 200
Menlo Park, California 94025
Attn: Chief Executive Officer
Email Address: jennifer.ernst@tivichealth.com

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth in the first paragraph hereof.

PURCHASERS:

If Purchaser is a Corporation, Partnership or Other Entity	If Purchaser is an Individual:

Name of Entity	Print Name of Individual

Signature of Authorized Person	Signature of Individual

Print Name of Authorized Person	Print Name of Individual (If more than one signatory)

Title	Signature of Individual (If more than one signatory)

Telephone (Day):	Telephone (Day):

Facsimile:	Facsimile:

Email Address:	Email Address:

EXHIBIT A

SCHEDULE OF PURCHASERS

Initial Closing

EXHIBIT B

RESTATED ARTICLES

[Attached]

EXHIBIT C

VOTING AGREEMENT

[Attached]

EXHIBIT D

DISCLOSURE SCHEDULE

This Disclosure Schedule (this “Disclosure Schedule”) is delivered by the Company in connection with the sale of the Shares on or about the date of the Agreement by the Company.

This Disclosure Schedule is arranged in sections corresponding to the numbered and lettered sections and subsections contained in Section 2 of the Agreement, and the disclosures in any section or subsection of this Disclosure Schedule shall qualify other sections and subsections in Section 2 of the Agreement to the extent it is readily apparent from a reading of the disclosure that such disclosure is applicable to such other sections and subsections. Nothing in this Disclosure Schedule is intended to broaden the scope of any representation or warranty contained in the Agreement or to create any covenant. Inclusion of any item in this Disclosure Schedule (1) does not represent a determination that such item is material or establish a standard of materiality, (2) does not represent a determination that such item did not arise in the ordinary course of business, (3) does not represent a determination that the transactions contemplated by the Agreement require the consent of third parties, and (4) shall not constitute, or be deemed to be, an admission to any third party concerning such item.

Unless otherwise defined herein, any capitalized terms in this Disclosure Schedule have the same meanings assigned to those terms in the Agreement. Nothing in this Disclosure Schedule constitutes an admission of any liability or obligation of the Company to any third party, or an admission against the Company’s interests.